As filed with the Securities and Exchange Commission on March 4, 2014

Registration No. 333-193943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MakeMyTrip Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Mauritius	13-4125456
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Tower A, SP Infocity, 243,

Udyog Vihar, Phase 1

Gurgaon, Haryana 122016, India

(91-124) 439-5000

(Address and telephone number of Registrant’s principal executive offices)

MakeMyTrip Inc.

60 East 42nd Street

Suite 2029

New York, NY 10165

USA

(212) 760 1511

(Name, address and telephone number of agent for service)

Copy to:

Rajiv Gupta, Esq.

Michael W. Sturrock, Esq.

Latham & Watkins LLP

9 Raffles Place #42-02

Republic Plaza

Singapore 048619

(65) 6536-1161

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MakeMyTrip Limited is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (Registration No. 333-193943) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the re-filed Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1(1)	Fourth Amended and Restated Shareholders Agreement dated July 16, 2010 by and among the shareholders named therein and our company.

4.2(2)	Specimen Ordinary Share Certificate.

5.1**	Opinion of Conyers Dill & Pearman (Mauritius) Limited regarding the validity of the ordinary shares being registered.

8.1**	Opinion of Conyers Dill & Pearman (Mauritius) Limited as to certain Mauritian tax matters (see Exhibit 5.1)

23.1**	Consent of Conyers Dill & Pearman (Mauritius) Limited (see Exhibit 5.1).

23.2†	Consent of KPMG, independent registered public accounting firm.

24.1†	Powers of Attorney.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

†	Filed previously.

**	Filed herewith.

(1)	Filed as Exhibit 10.3 to our Registration Statement on Form F-1 (File No. 333-168315), as filed with the SEC on July 26, 2010, which exhibit is incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-168315), as filed with the SEC on July 26, 2010, which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gurgaon, State of Haryana, India on March 4, 2014.

MakeMyTrip Limited

By:	/s/ Mohit Kabra
Name:	Mohit Kabra
Title:	Group Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on March 4, 2014.

Signature	Title

/s/ Deep Kalra Deep Kalra	Director, Group Chairman and Group Chief Executive Officer (group principal executive officer)

/s/ * Rajesh Magow	Director and Chief Executive Officer — India

/s/ * Keyur Joshi	Director and Group Chief Commercial Officer

/s/ Mohit Kabra Mohit Kabra	Group Chief Financial Officer (group principal financial officer and group principal accounting officer)

/s/ * Ravi Adusumalli	Director

/s/ * Ranodeb Roy	Director

Signature	Title

/s/ * Aditya Tim Guleri	Director

/s/ * Philip C. Wolf	Director

/s/ * Vivek N. Gour	Director

/s/ * Frederic Lalonde	Director

/s/ * Gyaneshwarnath Gowrea	Director

/s/ * Mohammad Akhtar Janally	Director

/s/ Jonathan I. Huang Jonathan I. Huang	Authorized Representative in the United States

*By:	/s/ Mohit Kabra
Mohit Kabra
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1(1)	Fourth Amended and Restated Shareholders Agreement dated July 16, 2010 by and among the shareholders named therein and our company.

4.2(2)	Specimen Ordinary Share Certificate.

5.1**	Opinion of Conyers Dill & Pearman (Mauritius) Limited regarding the validity of the ordinary shares being registered.

8.1**	Opinion of Conyers Dill & Pearman (Mauritius) Limited as to certain Mauritian tax matters (see Exhibit 5.1)

23.1**	Consent of Conyers Dill & Pearman (Mauritius) Limited (see Exhibit 5.1).

23.2†	Consent of KPMG, independent registered public accounting firm.

24.1†	Powers of Attorney.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

†	Filed previously.

(1)	Filed as Exhibit 10.3 to our Registration Statement on Form F-1 (File No. 333-168315), as filed with the SEC on July 26, 2010, which exhibit is incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-168315), as filed with the SEC on July 26, 2010, which exhibit is incorporated herein by reference.

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